American Weekend Entertainment

Bloomberg estimates Gen Z to be worth $360 billion. Music Daily is a transformative platform that connects brand marketers with Gen Z through their passion for music and pop culture.



Invest

DEADLINE: January 12, 2024

in 2 months

SHARE PRICE

$7.60

TOTAL RAISED

$0

VALUATION

$10,018,183

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

American Weekend Entertainment has developed a powerful platform that recruits Gen Z creators and provides them the tools and training to produce and share authentic multimedia programming for Gen Z consumers, passionate about music and pop culture.

> ***"We like to think of Music Daily as the new MTV for Gen Z. Everything is built around music discovery, the way MTV was in the beginning or how radio stations were when DJs were the first to embrace an artist. Fans love us because they feel like they're getting authentic news from their friends. Advertisers love us because we can deliver their brand message to Gen Z wherever they consume their media."***
>
> – Mel Adler
>
> President of American Weekend Entertainment

Music Daily® is distributed across a network of online, mobile, audio, social media, and AVOD channels to provide advertisers and sponsors an efficient omnichannel reaching Gen Z consumers at scale.



Online
Podcasts
Mobile App
AVOD
TV synd
OTT
FAST
CTV
Music Daily®
HAVE
BUILDING
PITCHING
NEED

Our monetization partners include SHE Media (Penske), Google News, Ticketmaster, Vivid Seats, and growing!

American Weekend Entertainment was founded by seasoned music and digital executives with a pulse on Gen Z culture. When the pandemic disrupted much of the entertainment business, Music Daily® was launched as a destination for Gen Z to find news about the lifestyle and trends that shape their world.

For the voice to be authentic, our executive team recruited and mentored passionate Gen Z fans of pop culture to leverage trending TikTok, streaming charts and AI to create new cultural innovations behind the scenes, in front of and behind the lens for maximum relatability.

We believe that by empowering Gen Z creators, storytellers and activists, Music Daily will become the ultimate 360 experience for fans and marketing partners of music and popular culture.

SUCCESS TO DATE

- **Over $1M** in content and platform development
- Registered Trademarks #5047214, #5047213
- Proprietary streaming chart algorithm
- **Mobile App** (available in Apple and Google Play stores)
- **Audience: 210,000** across all channels
- **Creating weekly:** 25-30 written editorials, 20 video segments, 15 social posts, 2 podcasts (English & Spanish)
- Recruiting **over 55 college creators** each trimester
- Top entertainment, production, marketing and tech team

Partnered with:

- SHE Media (Penske Media Corporation)
- Ticketmaster
- VividSeats
- Google News
- Revolver Podcasts
- NYC Board of Education

Press:

- **PRWeb**
  Announcing Music Daily – the One-Stop Music Site That Won't Follow the Rules
- **AP News**
  American Weekend Entertainment Partners With reVolver Podcasts to Distribute Music Daily®
- **Yahoo! Finance**
  Music Daily Announces the Launch of Its Innovative Mobile App

PROBLEM

- With an estimated buying power of $360 billion in the United States alone, **Gen Z is one of the largest, most socially connected and diverse generation in history**.
- As one of the first generations of digital natives, they are marketing intolerant and blur the lines between **content consumption and content creation**.
- **Brands can no longer just advertise to Gen Z**, they must lean into their social expertise, grab their attention, and co-create with them to be rewarded.



SOLUTION

American Weekend Entertainment has developed a unique platform that is designed to capitalize on Gen Z's passion for music and their creator-consumer culture.

Music Daily® recruits and empowers Gen Z creators to produce authentic, micro-targeted content and distributes it across multiple media channels, worldwide.

Music Daily's Audience Network is designed to monetize this content through unique and engaging branded integrations and advertising partners that serve to build lifelong brand affinities with Gen Z consumers.


The "Factory"
60 Gen Z Content Creators
10 Seasoned Entertainment Executives


Gen Z Connections
Accredited Colleges & Universities
NYC Board of Education
P2P reach
Weekly Content
25-30 editorials
20 video segments
10-15 Social posts
2-4 Podcasts
awe
Partners
SHE Media (PMC)
Ticketmaster, VividSeats
Google News, SmartNews, Apple News
Revolver Podcasts
Platforms & Channels
Responsive Website - https://musicdaily.com
Mobile App - Apple & Google Compliant
Social: (@musicdailynow) TikTok, Instagram,
Facebook, YouTube, LinkedIn (Twitch, Snapchat)
Podcasts - All Channels
Brand Integrations
Online, Mobile, Onsite, On-Target!

BUSINESS MODEL

Music Daily is built to provide marketing partners with "360 Degree Access" to Gen Zs through their passion for music and pop culture.

Revenue plans to be generated across eight main channels:


Digital Advertising
Influencer Marketing
Sponsorships
Mobile App
Syndicated Content
Recruitment
Merchandise
Audience Data

Our Plan

Year 1	Year 2	Year 3
•Grow sponsor & partner networks	•Increase sponsor sales and channels	•Complete Syndication network
•Leverage AI to expand beyond English	•Launch FAST channel	•Launch 2nd FAST channel
•Distribute Music Daily Worldwide	•Explore CTV/OTT audience	•Increase video capabilities
•Expand content to include GenZ affinities for fashion, movies, gaming, etc.	•Expand syndication network	•Increase direct brand sales
•Stress test infrastructure	•Expand Sponsorship base	•Cash flow positive
•Prove value proposition to customers	•Expand programming to include livestreams, e-commerce, branded content	
•Build out long form programming	•Cash flow neutral	
•Develop FAST launch marketing campaign		
•Sponsor direct pre-sale (branded content)		
•Soft launch FAST channel		
•Explore Series A raise		

MARKET

Currently aged 13 to 25, **by 2025, Gen Zs are expected to reach 29% of our population**. Children when social media came to the forefront and smartphones were introduced, GenZs navigate the world with their phones consulting their online and offline network of friends.

The mobile entertainment market size was valued at USD 108.4 billion in 2022 and is expected to grow at a CAGR of 8.30% from 2022 to 2033.

We believe brands are shifting their advertising spend to reach the elusive Gen Z market and are looking for unique and engaging platforms like Music Daily to do so.


US Digital Ad Spending (2017-2027)
Ad Spend in Billion USD
$500
$400
$300
$200
$100
$0
$89.6
$114.1
$137.7
$165.0
$218.0
$261.1
$297.4
$333.6
$369.4
$404.8
$440.3
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027
Source: Statista
OBERLO

United States digital ad spending in 2023 is expected to reach $297B.

TEAM



Mel Adler
President

An accomplished media entertainment executive with over thirty years' experience, Mel has developed many innovative marketing programs for Fortune 100 brands including Microsoft, Mercedes, L'Oreal, Dell, Chase, Citi, and Kraft while at media companies like CBS Interactive Music, National Lampoon, Tribune and Clear Channel Interactive (iHeart) where he developed the JingleBall live stream concert series.



Marc Montoya
Chief Revenue Officer

With over three decades in the competitive world of digital media, Marc has held executive positions at such prominent companies as Nexstar Media Group, Match.com, AOL, Yahoo! Belo Broadcasting and Broadcast.com where he ran Business Development for renowned 'Shark', Mark Cuban. Marc's ability to anticipate trends and innovate has enabled him to transform businesses through the power of digital and traditional broadcast video.





Dave Santaniello
Brand & Label Partnerships

With 25 years at Sony Music Group, Dave is widely regarded as the forefather of "Brand Partnerships", creating integrated music partnerships with brands since 1987. More recently, Dave was Head of Music at United Entertainment Group/Edelman. His unique perspective from both the brand and music side can help each connect with their respective audiences by creating and executing breakthrough marketing campaigns.

Eddie Dombrower
Product Advisor

An experienced digital executive skilled in strategy, UX/UI software development, and E-commerce, Eddie has helped create pioneering products and businesses for over a dozen start ups as well as well-known brands including Atari, Activision, The Jim Henson Company, Electronic Arts, Mattel, E*TRADE, Match.com, IAC, AT&T Wireless, and Healthgrades.



Rob Dixter
Executive Producer

Rob has an extensive career in both linear and digital television and publishing as well as audio. Rob got his start at MTV ultimately becoming the show-runner for Total Request Live (TRL). Following a seven year stint at MTV, he built and launched the digital video team at Fuse TV. Another six later, he was tasked to be the Managing Editor and run the production department at Sinclair Broadcast's Circa.com, a digital news service targeting Millennials. Finally running all video and podcasts for Us Weekly and Men's Journal.



Jennifer Phelps
Operations

A persuasive and passionate entertainment executive, Jennifer has an extensive career at companies including Polygram Records (Universal), Columbia House (Sony), and 20th Century Television. Skilled in contract negotiation with power brokers, artists and management, Jennifer was Managing Director at Sound Image where she worked with major media outlets like HBO, MLB, NFL Films, Hallmark, Lifetime and MTV Networks.



Carson Coldiron
Digital Marketing

Carson brings an unbeatable combination of experience and creativity to his critical role of directing our Social and digital marketing team. A seasoned marketing leader, Carson has significant agency and real-world experience that serves to maximize the effectiveness of our digital and traditional marketing tools to increase audience and engagement across all channels.



Lindsay Calabrese
Influencer Marketing

An accomplished global marketing veteran, Lindsay has led award winning influencer marketing strategy and long-term creator programs, tactics and executions for some of the biggest brands in the world. With over 12 years experience, she was named Social Media's Rising Star in the Events Industry by Event Solutions and one of the top 42 Most Passionate Business Women on Twitter by Huffington Post.



Alan Wallace

Public Relations and Communications

Alan was the co-founder of iAgency, the first public relations, internet marketing and advertising firm created for the Internet. His clients have included Capital Records, Universal Studios, Warner Bros. Online and the Writers Guild of America, West. He was also with Live365 when the company introduced the very first wireless Internet radio. Alan is focused on entertainment and tech and is passionate about connecting solutions and customers.



Gene Sicard

Video Production

Beginning as a producer, composer and arranger for Atlantic Records, Gene then founded several video production firms specializing in major advertising and corporate clients. His musical training and experience provided him with a finely tuned ear and great directorial expertise, which is reflected in his craftsmanship. Gene has a recognized style featuring strong creativity, high energy, and an emphasis on intricate production techniques.



Dawna Smith

Human Resources

With a Magna Cum Laude Degree in Applied Sciences and a Cum Laude degree in Business Administration, Dawna runs a team of HR specialists that recruit, contract, onboard, and maintain legal compliance for all AWE departments. She is expecting her Master's Degree in Business Administration with Certification in Human Resources, Summa Cum Laude.



Kevin Twitchell

Innovation Advisor

Kevin is known as a bridge between new technology and traditional revenue models and always on the front lines of restructuring and realigning organizations while building and mentoring teams. The focus is on the business ready to leap to new ways of monetizing all its assets.. He is also the Founding Principal and Emmy -Nominated Producer at Wonderama Holdings LLC, now with over 150 episodes of the all-new Wonderama in national and international syndication and across multi-platforms.



David Young

Financial Consultant

As a financial officer in two public companies and a founder, employee and consultant in several private companies, David understands what it takes to build a winning company based on value. Having worked at firms including Solomon-Smith Barney, AT&T Wireless, UBS and more, he has a passion for taking new product and service ideas from concept to reality.

USE OF PROCEEDS

If the offering's maximum amount of $1,235,000 is raised:

Use	Value	% of Proceeds
Compensation for managers	$240,000	19.4%
Netcapital Cost	$5,000	0.4%
Accounting Fees	$15,200	1.2%
Key Employees	$358,285	29.0%
Benefits	$41,000	3.3%
Marketing & Promotion	$200,000	16.2%
TV Video Production	$250,000	20.2%
IT & Web Support	$40,000	3.2%
AI Development	$25,000	2.0%
Intermediary fees	$60,515	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in American Weekend Entertainment, Inc.. This offering must raise at least $10,000 by January 12, 2024 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. American Weekend Entertainment may issue additional securities to raise up to $1,235,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

1,480,682 shares
× $7.60 per share

$11,253,183 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Oct 31, 2023 • Primary offering of 162,500 shares at $7.60

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